UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2006

NATIONAL FUEL GAS COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	1-3880	13-1086010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer or Identification No.)

6363 Main Street, Williamsville, New York (Address of principal executive offices)	14221 (Zip Code)
Registrant’s telephone number, including area code:	(716) 857-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

National Fuel Gas Company (the “Company”) and its Chairman and Chief Executive Officer, Philip C. Ackerman, are parties to an Amended and Restated Split Dollar Insurance and Death Benefit Agreement, dated September 17, 1997, as amended by Amendment Number 1 thereto, dated March 23, 1999 (as amended, the “Agreement”). The Agreement recognizes that Mr. Ackerman, by an irrevocable trust agreement, assigned to a trust all of his interest in two life insurance policies insuring his life. On April 27, 2006, the trustee assigned all of the trust’s rights in one policy to the Company, in partial prepayment of the amount due to the Company on termination of the Agreement. The policy has an approximate current cash surrender value of $388,262. The Company acknowledged receipt of the policy as partial prepayment of the amount it is entitled to receive from the trust under the Agreement and agreed to credit approximately $388,262, without interest, against such amount when it becomes due.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL FUEL GAS COMPANY

By: /s/ James R. Peterson

James R. Peterson

Assistant Secretary

Dated: May 3, 2006